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                                                                    EXHIBIT 4(e)

                               AMENDMENT NO. FIVE
                                     TO THE
                            ATMOS ENERGY CORPORATION
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                            EFFECTIVE JANUARY 1,2002

         WHEREAS, ATMOS ENERGY CORPORATION (the "Company") has heretofore amended and restated the Atmos Energy Corporation Employee Stock Ownership Plan and Trust Effective January 1, 1999 (the "Plan") and thereafter has amended the Plan from time to time; and

         WHEREAS, pursuant to the provisions of Section 10.01 of the Plan, and in accordance with the authority delegated to the undersigned by the Board of Directors of the Company at its meeting on November 7, 2001, the Company desires to amend the Plan in certain respects as hereinafter provided to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and any guidance issued thereunder.

         NOW, THEREFORE, except as otherwise provided herein, Atmos Energy Corporation does hereby amend the Plan, effective as of January 1, 2002 as follows:

         1. Subsection 2.01(i)(2) is amended by substituting "$200,000" for "$150,000" as it appears in said Subsection.

         2. Subsection 4.01(b) is amended by deleting said Subsection in its entirety and substituting in lieu thereof the following:

         Each Participant shall be given the option to execute a salary reduction agreement with his Employer which provides that the Participant agrees to accept a reduction in salary from his Employer equal to any percentage of his Compensation (excluding bonuses) per payroll, which percentage shall be neither less than one percent (1%) nor more than sixty-five percent (65%) of such Participant's Compensation (herein, the "Salary Reduction Contributions").

         3. Subsection 4.01(c) is amended by striking the first sentence of said Subsection in its entirety and substituting in lieu thereof the following:

         (c) Notwithstanding anything herein to the contrary, for any Participant's taxable year, a Participant's Salary Reduction Contribution shall not exceed the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Subsection 4.01(f) and Code Section
              414(v), if applicable.

         4. Section 4.01 is amended by striking the first full paragraph following Subsection 4.01(c) and substituting in lieu thereof the following:



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         In the event that the total reduction on behalf of any Participant for any of his or her taxable years exceeds the dollar limitation provided for in Section 4.01(c), such "excess deferrals," together with income allocable thereto, shall be distributed to the Participant on whose behalf such reduction was made not later than April 15 following the close of the Participant's taxable year in which the reduction was made, in the manner and to the extent provided under the applicable treasury regulations.

         5. Section 4.01 is amended by adding the following new subsection (f) at the end of said Section:

         (f) Effective with a Participant's taxable year beginning after December 31, 2001, those Participants who have attained age fifty (50) before the close of the Plan Year ending after December 31, 2001, or before the close of any Plan Year thereafter, shall be eligible to make Salary Reduction Contributions in addition to the Salary Reduction Contributions provided for in Subsection 4.01(b) hereof in accordance with, and subject to the limitations of, Code
                 Section 414(v) ("Catch-Up Salary Reduction Contributions"). Such Catch-Up Salary Reduction Contributions shall not be taken into account for purposes of Subsection 4.01(c) (and Code Section 402(g)) and Section 5.03 (and Code Section 415). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), and 410(b), or
                 416, as applicable, by reason of making such Catch-up Salary Reduction Contributions.

         6. Subsection 4.05(a) is amended by adding the following after the first sentence of said Section:

         The qualified plans from which eligible rollover distributions may be received pursuant to this paragraph (a) are qualified plans described in Code Sections 401(a) or 403(a), annuity contracts described in Code
         Section 403(b) and eligible plans under Code Section 457(b) which are maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

         7. Subsection 5.03(a) is amended, effective for Plan Years beginning after December 31, 2001, by striking the first paragraph of said Subsection in its entirety and substituting in lieu thereof the following:

         Notwithstanding anything contained herein to the contrary, the total Additions made to the Salary Reduction Account, Safeharbor Matching Contribution Account and Employer Contribution Account of a Participant for any Plan Year shall not exceed the lesser of:



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         (1)     Forty Thousand Dollars ($40,000) (or such higher amount to which such amount shall be adjusted by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d)), or

         (2) one hundred percent (100%) of the Participant's total compensation for such Plan Year.

         The compensation limit referred to in clause (2) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Addition.

         8. Subsection 5.03(a) is amended further by striking the reference to "$150,000" in clause (v) in the last paragraph of said Subsection and substituting in lieu thereof, "$200,000."

         9. Subsection 5.04(a)(1) is amended by adding the following to the end of said Subsection:

         Notwithstanding the foregoing, for purposes of the 60% Test for any Plan Year beginning after December 31, 2001, the following shall apply:

         (i) The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on such determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation of service, death or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

         (ii) The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

         10. Subsection 5.04(a)(2)(C) is amended by striking said Subsection in its entirety and substituting in lieu thereof the following:

         (C) Key Employee. For purposes of this Section 5.04, a "Key Employee" is any person employed or formerly employed by any Employer or Affiliate (and the beneficiaries of any such person) who is, at any time during the Plan Year that includes the determination date, any one or more of the following:

                 (1) An officer of an Employer or an Affiliate having annual compensation for the applicable Plan Year greater than


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                      One Hundred Thirty Thousand Dollars ($130,000), as
                      adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002.

                 (2) Any person owning (or considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of an Employer or an Affiliate or stock possessing more than five percent (5%) of the total combined voting power of such stock or more than five percent (5%) of the capital or profits interest of an Employer or an Affiliate which is not a corporation.

                 (3) A person who would be described in Subsection (2) above if "one percent (1%)" were substituted for "five percent (5%)" each place it appears in said Subsection (2), and whose aggregate annual compensation from all Employers or Affiliates is more than One Hundred Fifty Thousand Dollars ($150,000).

                 (4) Notwithstanding any other provision in this Plan to the contrary, for purposes of determining ownership under this Section 5.04(a)(2)(C), the rules of Code Sections 414(b), (c), and (m) shall not apply in defining who is an Employer.

                 The determination of who is a Key Employee hereunder shall be made in accordance with the provisions of Code Section 416(i)
                 (1) and the regulations thereunder.

         11. Subsection 5.04(b) is amended by striking the reference to "$150,000" in said Subsection and substituting in lieu thereof, "$200,000."

         12. Subsection 5.04(b) is further amended by adding the following paragraph at the end of said Subsection:

         Effective for Plan Years beginning after December 31, 2001, Safeharbor Matching Contributions, if any, shall be taken into account for purposes of satisfying the minimum contribution requirements of Code
         Section 416(c)(2) and the requirements of this Section 5.04. The preceding sentence shall apply with respect to Safeharbor Matching Contributions or, if the Plan provides that the minimum contribution requirement shall be met in another plan, matching contributions under such other plan. Safeharbor Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Safeharbor Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

         13. Section 5.04 is amended by adding the following new Subsection 5.04(e):

         (e)     Inapplicability of Top Heavy Plan Rules. The provisions of this
                 Section 5.04 and Code Section 416 shall not apply in any Plan



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                 Year beginning after December 31, 2001, in which the Plan
                 consists solely of Salary Reduction Contributions which meet the requirements of Code Section 401(k)(12) and Safeharbor Matching Contributions which meet the requirements of Code
                 Section 401(m)(11).

         14. Section 6.03 is amended by adding the following at the end of said
Section:

         Effective with respect to distributions made on or after January 1, 2002, notwithstanding any other provisions to the contrary, distributions under this paragraph are permissible upon a Participant's severance of employment, regardless of when such severance of employment occurred. However, such distribution shall be subject to the other provisions of the Plan regarding distributions, other than the provisions that require separation from service before such amounts may be distributed.

         15. Subsection 6.04(f)(1) and (2) are amended by striking said Subsections in their entirety and substituting in lieu thereof the following:

         (1) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:
                 (i) any distribution that is one of a series of substantially equal periodic payments (not less than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9);
                 (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (iv) for Plan Years beginning on or after January 1, 1999, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV), and (v) for distributions made after December 31, 2001, any in-service distribution made on account of hardship, if such hardship distributions are permitted under the Plan. For distributions made after December 31, 2001, after-tax contributions shall not be excluded from the definition of "eligible rollover distribution" pursuant to clause (iii) of the preceding sentence. However, any portion of an eligible rollover distribution attributable to after-tax contributions may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan describe in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.


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         (2)     "Eligible retirement plan" means any of the following that accepts the distributee's eligible rollover distribution: An individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan. The foregoing definition of an "eligible retirement plan" also shall apply in the case of an eligible rollover distribution to the surviving spouse, or to the spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order.

         16. Section 6.06(a)(1) is amended by striking the second subparagraph
(b) of said Section and substituting in lieu thereof the following:

                 (b) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available to him under all plans currently maintained by the Employers, including electing to receive all dividends to the extent currently available under section 7.02(i) hereof.

         17. Section 6.06(a)( 1) is further amended by deleting the last paragraph of said Section and substituting in lieu thereof the following:

                 In the event of any withdrawal by a Participant pursuant to this subsection (1), such withdrawal shall terminate such Participant's Salary Reduction Contributions under Section 4.01 and his right to make contributions under all other employee plans maintained by the Employer until (i) in the case of Salary Reduction Contributions withdrawn and distributed hereunder in calendar year 2001, the first day of the first payroll period which commences at least six (6) months following the receipt of such withdrawal or until January 1, 2002, if later, and (ii) in the case of Salary Reduction Contributions withdrawn and distributed hereunder after December 31, 2001, the first day of the first payroll period which commences at least six (6) months following the receipt of such withdrawal. Withdrawal elections under this subsection
                 (1) may be made at any time but not more frequently than once each calendar year.

         18. Subsection 7.02(i) is amended by striking said Subsection and substituting in lieu thereof the following:

         (i) Subject to the provisions of Section 7.02(k) and Sections 7.04 and 7.05 hereof, all dividends, income and other property received by the Trustee shall, to the extent practicable, be converted by the


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                 Trustee into cash and invested in Company Stock, provided, however, that the Board of Directors of the Company may, in its sole discretion and as of the date of declaration of any dividend paid with respect to Company Stock held in the Trust Fund, direct the Trustee (i) to apply such dividend to the repayment of an Exempt Loan, or (ii) at the election of the person then with an account under the Plan, either (A) to distribute such dividend to each person then with an account hereunder in accordance with the ratio of the balance of shares of Company Stock in such person's accounts (as of the date of declaration of such dividend) to such share balance in all such accounts (as of such date of declaration), or (B) to pay such dividend to the Plan to be reinvested in Company Stock for the benefit of such person's accounts.

                 The dividend election provided for in the preceding paragraph may be made at any time during the period beginning on the first business day on or after the dividend record date and ending at the time specified by the Committee on the last business day preceding the dividend payout date. Any dividend election made hereunder shall remain in effect until subsequently changed in accordance with the provisions of this Section. If an individual entitled to make an election hereunder fails to make such an election, and no previous election has been made by such individual, he or she shall be deemed to have elected to have such dividend paid to the Plan to be reinvested in Company Stock for the benefit of such person's accounts.

                 If a currently employed Participant elects to receive payment of a dividend in cash, such payment shall be made either (a) directly to the Participant by his Employer, or (b) directly to the Participant by the Company's stock registrar. To the extent that a dividend is paid to a Participant (or, if applicable, his Beneficiary) who is not actively employed by an Employer, such payment shall be made to the Participant either (a) directly to the Participant by his Employer, or (b) directly to the Participant by the Company's stock registrar.


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           IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. FIVE TO
THE ATMOS ENERGY CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST EFFECTIVE JANUARY 1, 1999 to be executed in its name on its behalf this 15th day of April, 2002, effective as of the 31st day of December, 2001.



                                        ATMOS ENERGY CORPORATION


                                        By: /s/ ROBERT W. BEST
                                           -------------------------------------
                                            Robert W. Best
                                            Chairman of the Board, President and
                                            Chief Executive Officer

ATTEST:


/s/ SHIRLEY A. HINES
------------------------------------



                                        TRUST COMMITTEE

ATTEST:
                                        By: /s/ LAURIE M. SHERWOOD
/s/ SHIRLEY A. HINES                       -------------------------------------
------------------------------------        Laurie M. Sherwood


                                        By: /s/ TOM S. HAWKINS, JR.
                                           -------------------------------------
                                            Tom S. Hawkins, Jr.


                                        By: /s/ RONALD W. MCDOWELL
                                           -------------------------------------
                                            Ronald W. McDowell


                                        By: /s/ WYNN MCGREGOR
                                           -------------------------------------
                                             Wynn McGregor


                                        By: /s/ GORDON J. ROY
                                           -------------------------------------
                                             Gordon J. Roy



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